                                                                  EXHIBIT 10.24

                        COLLECTIVE BARGAINING AGREEMENT


                                    BETWEEN



                                    WEYI-TV



                                      AND



                          INTERNATIONAL UNION, UNITED
                                  AUTOMOBILE,
                           AEROSPACE AND AGRICULTURAL
                                   IMPLEMENT
                            WORKERS OF AMERICA (UAW)
                                   LOCAL 1811


                                 FOR THE PERIOD



                                OCTOBER 1, 1998



                                    THROUGH



                               SEPTEMBER 30, 2002

                               TABLE OF CONTENTS


ARTICLE                                                                                                        PAGE
         Agreement................................................................................................1
         Purpose and Intent.......................................................................................1
         Discrimination...........................................................................................1

1        Section 1      Recognition...............................................................................1
         Section 2      Definition................................................................................2
         Section 3      New Facility or Relocation of Existing Facility...........................................2

2        Section 1      Union Shop................................................................................3
         Section 2      Dues Check-off............................................................................3
         Section 3      UAW V-CAP Check-off.......................................................................4
         Section 4      Indemnification...........................................................................4
         Section 5      Participation in Credit Union.............................................................4
         Section 6      Authorization Card......................................................................4,5
         Section 7      Copies of Agreement.......................................................................5

3        Representation...........................................................................................6
         Section 1      Grievance Committee.......................................................................6
         Section 2      Bargaining Committee......................................................................6
         Section 3      Right to Representation...................................................................6

4        Grievance/Arbitration Procedure..........................................................................6
         Section 1      Time Limits.............................................................................6,7
                        Step 1 (a) & (b)..........................................................................7
                        Step 2....................................................................................7
                        Step 3 (a), (b) & (c).....................................................................7
         Section 2      Arbitration...............................................................................7
                        Steps (a), (b), (c), (d), (e), (f), (g) & (h)...........................................8,9
         Section 3      Special Meetings..........................................................................9

5        Section 1      Management Rights/Rules Regulations.......................................................9
         Section 2      Individual Agreements..................................................................9,10
         Section 3      Performance of Bargaining Unit Work......................................................10

6        Seniority...............................................................................................10
         Section 1      Definition...............................................................................10
         Section 2      Full-Time/Part-Time Seniority............................................................11
         Section 3      Probationary Period......................................................................11
         Section 4      Seniority Lists..........................................................................11

7        Part-Time Employees.....................................................................................11
         Section 1      Definition............................................................................11,12

8        Temporary Employees.....................................................................................12

9        Interns..............................................................................................12,13

10       Layoff and Recall ......................................................................................13
         Section 1...............................................................................................13
         Section 2      Loss of Seniority.....................................................................13,14
         Section 3      Special Seniority for Grievance Committee................................................14
         Section 4      Seniority of Employees Promoted Outside
                        of the Bargaining Unit.................................................................. 14

11       Job Classifications.....................................................................................14


         Section 1      Job Classifications......................................................................14
         Section 2      New Jobs..............................................................................14,15

12       Job Posting.......................................................................................15,16,17

13       Technological Changes...................................................................................17

14       Temporary Work Force Reduction.......................................................................17,18

15       Bulletin Board .........................................................................................18

16       Safety and Sanitation Rules.............................................................................18

17       Discipline and Discharge................................................................................18
         Section 1...............................................................................................19
         Section 2      Outside Employment.......................................................................19
         Section 3      Discharge.............................................................................19,20

18       Payroll Period..........................................................................................20

19       Work Hours..............................................................................................20
         Section 1............................................................................................20,21
         Section 2      Normal Work Week.........................................................................21
         Section 3      Overtime.................................................................................21

20       Premium Pay - Guaranteed Hours..........................................................................21
         Section 1      Overtime Pay.............................................................................21
         Section 2      Compensatory Time Off....................................................................22
         Section 3      Reporting Pay............................................................................22
         Section 4      Call-In Pay..............................................................................22
         Section 5      Injured on the Job.......................................................................22
         Section 6      Pay for Meetings.........................................................................22
         Section 7      Shift Premium............................................................................22
         Section 8      Turnaround Pay...........................................................................22
         Section 9      Pyramiding of Overtime Pay...............................................................22
         Section 10     Overtime Pay for Part-Time Employees.....................................................22

21       Shift Preference........................................................................................23

22       Job Classifications and Job Descriptions................................................................23

23       Temporary Assignment.................................................................................23,24

24       Leaves of Absence.......................................................................................24
         Military Leave..........................................................................................24
         Personal Leave..........................................................................................24
         Funeral Leave........................................................................................24,25
         Educational Leave.......................................................................................25
         Adoption Leave..........................................................................................25
         Union Leaves.........................................................................................25,26
         Jury Duty...............................................................................................26
         Medical Leave...........................................................................................26
         Employment Rights....................................................................................26,27

25       Holidays................................................................................................27
         Section 1      Holidays.................................................................................27
         Section 2      Compensation..........................................................................27,28

26       Section 1      Vacation..............................................................................28,29
         Section 2      Vacation Conditions......................................................................29
         Section 3      Vacations and Leaves of Absence/Termination...........................................29,30


         Section 4      Vacation Scheduling......................................................................30

27       Section 1      Job Function Limitation..................................................................30
         Section 2      High Risk Area Assignments...............................................................31

28       Part-time Employees Benefits............................................................................31
         Section 1      Holidays.................................................................................31
         Section 2      Vacations................................................................................31
         Section 3      Bereavement..............................................................................31
         Section 4      Jury Duty.............................................................................31,32
         Section 5      Health Insurance.........................................................................32
         Section 6      401(k) Savings Plan......................................................................32

29       Section 1      Substance Abuse..........................................................................32
         Section 2      Disciplinary Procedures for Substance Abuse...........................................32,33

30       Sick Days/Personal Business Days........................................................................33

31       Lunch Break & Rest Periods..............................................................................33

32       Insurance........................................................................................... 33,34

33       Other Benefits..........................................................................................34

34       Pension 401(k) Plan..................................................................................34,35

35       Compensation.........................................................................................35,36

36       Subcontracting..........................................................................................36

37       No Strike or Lockout....................................................................................36

38       Successor Clause........................................................................................36

39       Term of Agreement....................................................................................36,37

40       Duration of Agreement...................................................................................37

Attachment "A" Job Classifications

Attachment "B" Job Rates

Attachment "C" Company Expense Policy


                                   AGREEMENT

         This Agreement is made and entered into this 1st day of October, 1998, between STC Broadcasting, Inc., owner and operator of television station WEYI-TV, located at 2225 West Willard Road, Clio, Michigan, the Employer (hereinafter called "the Company") and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and its Local 1811 (hereinafter referred to as "the Union").


         PURPOSE AND INTENT

         The general purpose of this Agreement is to set forth the wages, hours and other conditions of employment of the employees covered by this Agreement, and to promote an orderly and peaceful labor-management relationship between, and in the mutual interest of, the employees, the Union and the Company.


         DISCRIMINATION

         Both the Company and the Union subscribe to the principle that there should be no discrimination against any person because of race, creed, color, national origin, religion, sex, age or disability, to the extent prohibited by applicable federal, state and local law.

         The Company and the Union recognize their respective responsibilities under federal, state, local laws and regulations relating to fair employment practices. The Company and the Union also recognize the moral principles involved in the area of civil rights and have affirmed their commitment not to discriminate with respect to bargaining-unit employees because of race, religion, color, sex, national origin, or disability, and to administer this Agreement in accordance with applicable fair employment Practices, laws, and regulations.

         Grievances involving alleged noncompliance with these provisions may be filed by the Union at Step 2 of the Grievance Procedure. Wherever the masculine or feminine gender is used in this Agreement, it shall be deemed to mean both male and female employees.

         The parties agree that where an employee of the Union alleges violation of this Article and where the Union processes such alleged violation under the grievance and arbitration provisions, such process shall be the Union's exclusive remedy for such alleged violations.

         Should the employee choose to pursue the alleged discrimination under State or Federal law, the Union and the Company mutually agree to hold in abeyance any grievance filed alleging violation of this Article, based on the same facts, pending the ruling on said violation.


ARTICLE 1

         SECTION 1.  RECOGNITION.

         The Company recognizes the Union as the exclusive collective bargaining agent for all full-time and all regular part-time employees of the Company employed in the classifications list in Attachment "A" and employed at its 2225 West Willard, Clio, Michigan facility; but excluding all other employees, student interns, all account executives, department heads, the assistant chief engineer, the program assistant, managers, confidential employees, and guards and supervisors as defined in the National Labor Relations Act.

         SECTION 2.  DEFINITION.

         Hereinafter in this Agreement, the term "employee" or "employees" shall refer only to employees represented by the Union and covered by this Agreement as set forth under Recognition.

         The term "Company" applies to all television operations of the Company transmitted from its building located at 2225 West Willard Road, Clio, Michigan, and includes all remote field broadcasts produced by WEYI-IV except in cases where remote equipment is leased and crew is required by the lessor. The employees performing the work described herein will be automatically included under the jurisdiction of this Agreement. The provisions of this paragraph shall not apply to:

               (a) Programs originated in the studios of other stations or other production facilities.

               (b) Programs broadcast jointly with any other station or stations.

               (c) Programming, including news or features, purchased from independent contractors, stringers or other outside sources.

         SECTION 3.  NEW FACILITY OR RELOCATION OF EXISTING FACILITY.

         If the Company relocates the station or parts thereof within the same broadcast area, the employees covered by this Agreement will, subject to the other provisions of this Agreement, be transferred to the new location and this Agreement will apply at the new location.

ARTICLE 2

         SECTION 1.  UNION SHOP

         The Company will not interfere with, restrain or coerce the employees covered by this Agreement because of membership in the Union or lawful activity on behalf of the Union not violate of any term or provision of this Agreement. The Company will not discriminate in respect to hiring, tenure of employment or any term or conditions of employment against any employee activity on behalf of the Union not violative of any term or provision of this Agreement, nor will it discourage or attempt to discourage membership in the Union, or attempt to encourage membership in any Union, provided that such activity does not interfere with the normal operations of the Company.

         An employee who is a member of the Union at the time this Agreement becomes effective shall continue membership in the Union for the duration of this Agreement to the extent of paying the membership dues uniformly required as a condition of acquiring or retaining membership in the Union.

         An employee who is not a member of the Union at the time this Agreement becomes effective shall become a member of the Union on or before the thirtieth (30th) day following the effective date of this Agreement, or on or before the thirtieth (30th) day following employment, whichever is later, and shall remain a member of the Union to the extent of paying an initiation fee and the membership dues uniformly required as a condition of acquiring or retaining membership in the Union for the duration of this Agreement.

         The Union shall accept into membership each employee covered by this Agreement who tenders to the Union the periodic dues and initiation fee uniformly required as a condition of acquiring or retaining membership in the Union.

         Initiation fees and dues for membership in the Union shall not exceed the maximum prescribed by the Constitution of the International Union at the time the employee becomes a member.

         An employee whose membership in the Union is terminated by reason of the failure of the employee to tender such initiation fee or dues as required herein shall not be retained as an employee within the job classifications covered by this Agreement for more than five working days following written notification to the Company of such termination of membership.


         SECTION 2.  DUES CHECK-OFF

         The Company shall provide to all current employees, new or rehired employees an "authorization for check-off of dues card" (a copy of which is attached as Section 6). A copy of such card will be provided to the appropriate Union Financial Secretary and the payroll department.

         The Company agrees to deduct from the pay of members of the Union, who individually authorize such deductions in writing to the Company by the submission of a valid authorization card, the regular monthly Union dues and initiation fees. The monthly dues shall be deducted, together with a list of names of the employees for whom such deductions have been made, shall be forwarded to the Financial Secretary of the Local Union not later than the twenty-fifth (25th) day of each month in which such deductions are made. The Union shall furnish to the Company authorization cards for deductions referred to previously.

         The Union shall give the Company written notice of any variations in dues and initiation fee deductions at least thirty (30) days prior to the calendar date on which deductions are to be made. At the end of each calendar year, the final check stub will show the total amount of dues deducted for the year.

         SECTION 3.  UAW V-CAP CHECK-OFF

         During the life of this Agreement, the Company agrees to deduct from the pay of each employee voluntary contributions to UAW V-CAP, provided that each such employee executes or has executed the following "Authorization for Assignment and Check-off of Contributions to UAW V-CAP" form; provided further however, that the Company will continue to deduct the voluntary contributions to UAW V-CAP from the pay of each employee for whom it has on file an unrevoked "Authorization for Assignment and Check-off of Contributions to UAW V-CAP" form.

         Deductions shall be made only in accordance with the provisions of and in the amounts designated in said "Authorization for Assignment and Check-off of Contributions to UAW V-CAP" form, together with the provisions of this section of the Agreement.

         A properly executed copy of the "Authorization for Assignment and Check-off of Contributions to UAW V-CAP" form for each employee for whom voluntary contributions to UAW V-CAP are to be deducted hereunder, shall be delivered to the Company before any such deductions are made, except as to employees whose authorizations have heretofore been delivered. Deductions shall be made thereafter, only under the applicable "Authorization for Assignment and Check-off of Contributions to UAW V-CAP" forms which have been properly executed and are in effect.

         Deductions shall be made, pursuant to the forms received by the Company, from the employees first union dues period in the first month following receipt of the check-off authorization card and shall continue until the check-off authorization is revoked in writing.

         The Company agrees to remit said deductions promptly to UAW V-CAP, care of the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW). The Company further agrees to furnish UAW V-CAP with the names and addresses of those employees for whom deductions have been made. The Company further agrees to furnish UAW V-CAP with a monthly report of each employee's deductions. This information shall be furnished along with each remittance. The Union will reimburse the Company for administrative expenses in connection with the UAW V-CAP deductions as mutually agreed upon or if no agreement is reached as ordered by an arbitrator.

         SECTION 4.  INDEMNIFICATION

         The Union agrees to hold the Company harmless from any action or actions arising out of this Article commenced by any employee against the Company, and further, the Union agrees to defend the Company and/or to pay all costs of such defense in any action brought against the Company by an employee arising out of or in connection with this Article.

         SECTION 5.  PARTICIPATION IN CREDIT UNION

         The Company agrees to honor check-off authorizations from employees for the purpose of their participating in a Credit Union mutually agreed upon by the Company and the Union. The Company shall follow the direction of the employees as indicated by their duly authorized deduction cards and the periodic transmission of such deducted funds to such Credit Union.

         SECTION 6.  AUTHORIZATION CARD [SEE NEXT PAGE]

                        AUTHORIZATION FOR CHECK OF DUES

TO:  WEYI, TV                                           DATE__________________

         I hereby assign to Local Union No. 1811 International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW), from any wages earned or to be earned by me or a regular supplemental unemployment benefit payable under its supplemental unemployment benefit plan as your employee (in my present or in any future employment by you), such sums as the Financial Officer of said Local Union No. 1811 may certify as due and owing from me as membership dues, including an initiation or reinstatement fee and monthly dues in such sum as may be established from time to time as Union dues in accordance with the Constitution of the International Union, UAW. I authorize and direct you to deduct such amounts from my pay and to remit same to the Union at such times and in such manner as may be agreed upon between you and the Union at any time while this authorization is in effect.

         This assignment, authorization and direction shall be irrevocable for the period of one (1) year from the date of delivery hereof to you, or until the termination of the Collective Bargaining Agreement between the Company and the Union which is in force at the time of delivery of this authorization, whichever occurs sooner; and I agree and direct that this assignment, authorization and direction shall be automatically renewed, and shall be irrevocable for successive periods of one (1) year each or for the period of each succeeding applicable collective agreement between the Company and the Union, whichever shall be shorter, unless written notice is given by me to the Company and the Union, not more than twenty (20) days and not less than ten
(10) days prior to the expiration of each period of one (1) year, or of each applicable collective agreement between the Company and the Union, whichever occurs sooner.

         This authorization is made pursuant to the provisions of Section 302(c) of the Labor Management Relations Act of 1947 and otherwise.

         CONTRIBUTIONS OR GIFTS TO THE UAW ARE NOT DEDUCTIBLE AS CHARITABLE CONTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.


-------------------------------------       -----------------------------------
Signature of Employee                       Address of Employee

-------------------------------------       -----------------------------------
Type or print name of Employee              City          State            Zip

-----------------  ------------------       ---------------------   -----------
Date of Signature  Employee Clock No.       Social Security No.     Date of
                                                                    Delivery
                                                                    to Employer

         SECTION 7.  COPIES OF AGREEMENT

         Within thirty (30) days of signing this Agreement, the Station will provide a copy of the Agreement to each employee at no cost and will give each new employee covered by this Agreement a copy within five (5) days of hire.

ARTICLE 3 - REPRESENTATION

         SECTION 1.  GRIEVANCE COMMITTEE

         For the disposition of grievances, the Union shall be represented by
(4) Committee Persons, one of whom shall be designated as chairperson. All shall have alternates. Committee Persons shall be designated from the following departments:

         News
                  Technicians
                  Production
                  Clerical/traffic
Night Shift

         SECTION 2. BARGAINING COMMITTEE

         For the purpose of negotiating a subsequent collective bargaining agreement, the four (4) Committee Persons shall serve as the Bargaining Committee.

         SECTION 3. RIGHT TO REPRESENTATION

         The Chairperson, Committee Person or the Designated Alternate, as the case may be, shall be allowed time during normal working hours for the purpose of handling matters pertaining to the contract. Request for such time shall be granted subject to operational requirements. In the event of any employee's discharge, the Committee Person shall advise their immediate supervisor of their need to attend the meeting and be released for such purpose. For purposes of this Section, the Committee Person may leave the work station after receiving permission to do so from their supervisor. Such permission shall not be unreasonably withheld or delayed. The right of the Committee Person to leave their work station for the purpose of this section shall not be abused and shall be subject to operational requirements. Any employee will be notified of his/her rights to representation when being interviewed for discipline including verbal, written, probation, suspension or discharge. When the grieved employee requests representation by the Committee Person all conversation will cease until the Committee Person is present. At that point, the supervisor will advise the employee and the Committee Person of the discipline contemplated and the reason for it. The Committee Person shall, upon request, be granted a reasonable opportunity to caucus privately with the grievant prior to the actual imposition of discipline. In the event an employee is suspended or discharged, any challenge of such discipline shall be initiated within two (2) working days following the suspension or discharge. The Union will initiate the Grievance Procedure set forth below beginning at Step 1 (b)) in writing. Any such challenge not meeting this time requirement shall be disallowed.


ARTICLE 4 - GRIEVANCE/ARBITRATION PROCEDURE

         Section 1. Time Limits

         A grievance is a complaint by an individual employee, by a group of employees having the same immediate supervisor, or by the Union, concerning the application, interpretation, or alleged violation of the provisions of this Agreement. No grievance may be more than seven (7) working days following the date of occurrence(s) complained of, or when the affected employee(s) should reasonably have first become aware of such occurrence(s). Such grievances shall be processed as follows:

                  STEP 1

                  (a). Oral Discussion.

                       Any employee or a group of employees, as defined above, having a complaint first take up the same with the immediate Supervisor, who will attempt to resolve it. The Supervisor shall answer orally within two (2) working days of such meeting or may refer the matter to the appropriate Department Head. If the issue cannot be resolved by the employee(s) and the Supervisor, the employee(s) may request the presence of the Committee Person in an attempt to resolve the issue. The Committee Person shall be excused for such a meeting based on operational requirements.

                  (b). Written Grievance.

                       In the event a complaint is not resolved and the affected employee or group of employees wish to pursue it further, the complaint shall be reduced to a written grievance. The Grievance shall be signed by the affected employee or group of employees, and by the Committee Person, and shall state the Article and Section of this Agreement allegedly violated, and the relief being sought. Such grievances must be presented to the appropriate Department Head or designated alternate within five (5) working days of the Supervisor's previous answer. The Department Head shall schedule a meeting within five (5) working days thereafter with the grievant(s) and Committee Person. Within five (5) working days following the meeting on a written grievance the Department Head shall respond in writing to the Committee Person.

                  STEP 2. The Chairperson may appeal the answer of the department Head to the General Manager or, in the absence thereof, to his/her designated alternate within five (5) working days of the Department Head's answer. The General Manager or designated alternate shall schedule a meeting within five (5) working days of receipt with the Chairperson to discuss and attempt to resolve the grievance. If mutually agreeable, the grievant(s), Committee Person and/or Department Head may also attend any such meeting. The General Manager or designated alternate, shall respond in writing to the Chairperson within five (5) working days following any such meeting.

                  STEP 3.

                  (a) Within ten (10) working days following the Step 2 response, the Chairperson may again appeal the grievance in writing to the General Manager. Within five (5) working days of receipt of the appeal, the General Manager shall schedule a meeting to discuss and attempt to resolve the grievance. The Union shall be represented at any such meetings by the Chairperson of that office, and by the International Union Servicing Representative, or their designees. The Company shall be represented at any such meetings by its General Manager and/or the designee. Other persons may from time to time be allowed to attend and/or participate in any such meetings.

                  (b) The General Manager and/or the designee shall respond in writing to the grievance within ten (10) working days following any such meeting. The response shall be made to the International Servicing Representative, with a copy to the Local Union President and the Office Chairperson.

                  (c) Should conditions warrant, processing of grievances may bypass Steps 1 and/or 2 by mutual agreement. It is further understood grievances may be withdrawn without prejudice at any one of the above steps of the grievance procedure. Any time limit set forth in the above grievance procedure may be extended by mutual agreement in writing between the Company and the Union. Any complaint or grievance not properly made or appealed within the specified time limit shall be disallowed or otherwise understood as finally resolved on the basis of the Company's last answer. If the Company fails to respond to a specific complaint or grievance within the specified time limit, then the grievance will be settled based on the Union's last request.

         SECTION 2.  ARBITRATION.

                  (a)      Within fifteen (15) days following the Company's
Step 3 written response, the Union through its Local Union President and International Servicing Representative shall notify the Company of its intent to appeal same to arbitration by serving a written request or demand therefore on the General Manager. Within ten (10) working days thereafter, the Union shall prepare and submit an appropriate demand for labor arbitration to the American Arbitration Association, a copy of which shall be forwarded to the General Manager by certified or registered mail. Notwithstanding anything herein to the contrary, a formal demand for arbitration, filed and served within the aforesaid ten (10) working day period, shall likewise constitute a written request for arbitration. The Arbitration shall be governed by the American Arbitration Association's Rules for Labor Arbitrations.

                  (b)      Appeal to Arbitration.

                  If notice of appeal to arbitration is given the arbitrator shall be appointed in the following manner:

                  Immediately after the filing or Submission, the AAA shall submit simultaneously to each party an identical list of nine (9) names of persons chosen from the National Panel of Labor Arbitrators. Each party shall have seven (7) days from the mailing date in which to cross off any names to which it objects, number the remaining names to indicate the order of preference, and return the list to the AAA. If a party does not return the list within the time specified, all persons named therein shall be deemed acceptable. From among the persons who have been approved on both lists, and in accordance with the designated order of mutual preference the AAA shall invite the acceptance of an arbitrator to serve. If the parties fail to agree upon any of the persons named, if those named decline or are unable to act, or if for any other reason the appointment cannot be made from the submitted list, the AAA will notify the parties and submit simultaneously to each party an identical second list of nine (9) arbitrators. Each party shall have seven (7) days from the mailing date to repeat the selection process and return the list to the AAA. If the parties fail to select an arbitrator from the second panel, the AAA will send the parties the names of three (3) arbitrators. The parties must respond to the three (3) names to the AAA within seven (7) days of the mailing date giving objective reasons why they feel any of the arbitrators should not serve. The AAA will review the responses and select one of the arbitrators to hear the case.

                  (c) Except to the extent otherwise limited by this Agreement, the arbitrator shall have the authority to hear and determine any grievance involving an alleged violation of this Agreement, provided, however, that the grievance first proceeded through the applicable steps of the grievance procedure set forth above. The arbitrator shall have no authority, however, to add or to subtract from, modify or limit the provisions of this Agreement, expressly or by implication. The arbitrator shall have no authority to rule on health and safety rules or wage rates except as specified elsewhere in this Agreement.

                  (d) The decision of the Arbitrator shall be final and binding upon the employee(s) involved, the Union and the Company.

                  (e) The charges of the Arbitrator for his fees and expenses shall be born by the loser for any arbitration hearings held.

                  (f) Grievances involving the same or closely related issues and facts may, in accordance with the Labor Arbitration Rules and Regulations of the American Arbitration Association, be consolidated before a single arbitrator for hearing and decision purposes. Grievances may otherwise be consolidated only by mutual consent of the parties.

                  (g) Witness Compensation. Where the presence of an employee is requested by the Company at Step Three (3) meeting pursuant to the Grievance

Procedure, the employee shall be paid by the Company for time spent in such meeting at this regular hourly rate. Where the presence of an employee is requested by the Union at a Step Three (3) meeting pursuant to the grievance procedure, such employee will be allowed to attend such meeting without pay.

                  (h) Any claim or award for back wages under this Agreement shall be less any unemployment or other compensation for personal services received from any other source during the period in question.

         SECTION 3.  SPECIAL MEETINGS

         A special meeting may be called at any time by the Committee Chairperson or designee and necessary committee members or by Management when any situation of a serious nature arises which required immediate attention. An agenda of the issues to be discussed will be given to Management or Union at the time of notification. Such meeting shall be scheduled subject to operational needs.

ARTICLE 5

         SECTION 1.  MANAGEMENT RIGHTS/RULES REGULATIONS

         Except as expressly abridged by a specific provision of this Agreement, the Company reserves and retains exclusively all of its normal and inherent rights with respect to the management of the business, including but not limited to the right to determine and from time to time re-determine, the number, location and types of its stations' facilities and operations; to select and direct the working forces in accordance with the requirements determined by management; to establish and change work schedules and assignments; to transfer, promote or demote employees, or to lay off, terminate or otherwise relieve employees from duty for lack of work or other legitimate reason; to make and enforce reasonable rules for the maintenance of discipline to suspend, discharge or otherwise discipline employees; the right to determine the means, methods, and processes of work; to alter, rearrange, change, extend, curtail, or discontinue its operations, partially or completely; to determine the size and assignment of the work force; to determine the equipment to be used, and the number and kind of programs to be produced or aired or services to be rendered; and otherwise to take such measures as management may determine to be necessary to the orderly, efficient, and economical operation of the business. Any of the rights, powers, authority, and functions the Company had prior to the negotiations of this Agreement are retained by the Company, except as expressly abridged by a specific provision of this Agreement. The Company's not exercising rights, powers, authority and functions reserved to it or its exercising them in a particular way shall not be deemed a waiver of said rights, powers, authority, and functions or of its right to exercise them in some other way not in direct violation of a specific provision of this Agreement.

         SECTION 2.  INDIVIDUAL AGREEMENTS.

         The Employer, effective upon the commencement of this Agreement, shall have the right to bargain for and execute individual employment agreements (personal service contracts) with news reporters, on-air talent, assignment editor, news photographers and hosts, provided the Union will be given a copy of any such agreements.

         It is agreed that employees hired prior to the commencement of this Agreement in the categories of news reporters, assignment editor and news photographers will not be required to execute such contracts.

         On-air talent (anchors, etc.) and producers who were employed prior to the commencement of this Agreement and who were subject to an existing personal service contract may be offered a new or replacement personal service contract by the Company containing increases in terms, pay or benefits. Such employee shall have the choice of accepting such new agreements or remaining under the terms of his or her existing contract. If the employee chooses to accept a new personal service agreement, he or she shall be removed from the bargaining unit. If the employee chooses to remain under his or her existing agreement, he or she shall also remain in the bargaining unit.

         It is agreed that should any of the on-air talent (anchors, etc.) and producers who were employed prior to the commencement of this Agreement leave the employ of the Station, his or her replacement shall be employed under a personal service agreement and such position shall not be included in the bargaining unit.

         Similarly, an employee hired prior to the commencement of this Agreement who serves in the position as on-air talent (anchors, etc.) and producers and is not covered by a personal service agreement may be offered such a personal service agreement by the Company at terms at least equal to or better than afforded under this Agreement.

         In the event the employee rejects such offer, he or she shall remain in the bargaining unit. In the event the employee accepts such personal service agreement, his or her position shall be removed from the bargaining unit.

         This Section does not apply to regular bargaining unit employees filling in on a temporary basis. Such agreements shall not provide for wages and benefits less favorable than those provided for in this Agreement, but such agreements may provide for restrictive covenants and suitability clauses. In the event the Company terminates a contract employee for non-suitability, the Company will notify the Union and discuss with the Union the Company's determination. The Company's decision may be submitted as a grievance but it may not be appealed to arbitration. Such individuals shall be compensated as salaried exempt employees.

         SECTION 3.  PERFORMANCE OF BARGAINING UNIT WORK.

         Nothing in this Agreement shall prohibit non-bargaining unit personnel from performing work normally assigned to employees covered by this Agreement, provided that it does not result in the lay-off or displacement of an employee employed in the bargaining unit as of the execution date of this Agreement or to avoid paying overtime provided that there are qualified bargaining unit employees available to perform such work. Notwithstanding the foregoing, this restriction shall not prevent non-bargaining unit personnel from performing bargaining unit work in the case of an emergency or for instructional or training purposes, nor shall it prevent the Company from temporarily assigning bargaining unit employees to non-bargaining positions or promoting same to non-bargaining unit positions.


ARTICLE 6 -  SENIORITY

         SECTION 1.  DEFINITION.

         Except as may be provided elsewhere in this Agreement, seniority shall be based on a full-time employee's most recent hire date into the bargaining unit as a full-time employee. Seniority within the job classification shall be based upon full-time continuous service within the classification. Seniority shall be based on a part-time employee's most recent hire date into the bargaining unit as a part-time employee.

         SECTION 2.  FULL-TIME/PART-TIME SENIORITY.

         There shall be two separate seniority lists: one for regular full-time employees and one for regular part-time employees. Part-time employees shall not have seniority over full-time employees with respect to full-time jobs, nor shall full-time employees have seniority over part-time employees with respect to part-time jobs, except that any full-time seniority employee who is laid off may replace part-time employees, provided the full-time employee has greater company seniority and the senior employee has the skill and ability to do the work of the junior part-time employee.

         Full-time employees who, through established bidding procedures become part-time employees, shall retain their previous full-time seniority for the purpose of future consideration for full-time employment status. Part-time employees, who through established bidding procedures become full-time employees, shall retain their previous part-time seniority for the purpose of future consideration for part-time employment status. If any full-time employee accepts a part-time position instead of layoff as provided above, the employee, for the purpose of recall, shall be considered on layoff from a full-time position. Any part-time employee laid off shall be recalled to part-time positions only.

         SECTION 3.  PROBATIONARY PERIOD.

         During the first ninety (90) calendar days from the employee's initial date of employment, a newly hired employee shall be considered as probationary and during such time shall have no seniority. This probationary period may be extended by mutual agreement in writing between the Company and the Union. Upon successful completion of the probationary period the employee's seniority date shall be the employee's most recent date of hire. Termination or other forms of discipline as provided under normal disciplinary procedures of any employee who has not successfully completed his/her probationary period shall not be subject to grievance or arbitration provisions of this Agreement, provided this does not abridge the employee's right to the grievance or arbitration provisions of this Agreement for other reasons, as provided during his/her employment.

         SECTION 4.  SENIORITY LISTS.

         Management will post the current seniority list of employees by job classification in seniority order on a quarterly basis. The list shall include the Employee Name, Job Title, Job Date, Service Date, and Seniority Date. The Chairperson will be provided with a copy of the list. Should the Union have any objection to said seniority list, such objection must be filed with the General Manager within ten (10) working days of the date the list is posted. The failure of the Union or any individual employee to object to the posted seniority list within ten (10) working days shall be deemed an acceptance of the posted seniority list.

         If more than one (1) employee's seniority date is the same, the seniority will be in alphabetical order of their surname, with "A" being the most senior. If the employee's surname changes, the seniority date will remain the same.


ARTICLE 7 - PART-TIME EMPLOYEES

         SECTION 1.  DEFINITION.

         For the purposes of this Agreement, regular part-time employees are those regularly scheduled to work at least ten (10) but not more than thirty
(30) hours a week. This limitation will not apply during formal training programs, which will not exceed a four (4) week period. The normal complement of regular part-time employees will be no more than twenty-five percent (25%) of the total number of employees covered by this Agreement. Generally, the

Company uses regular part-time employees to fill work schedule needs on peak work load days; to reduce work load build-ups; to provide special skills where full time employment is unavailable or where there is an insufficient need for such skills on a full-time basis; to provide for short-term peaks in the daily work load; and where business requirements dictate the use of part-time employees.

         Nothing herein shall prevent the Company from using regular part-time employees, on a temporary basis, to fill in for full-time employees for the purposes of vacations, leaves of absence, filling of vacancies during the job posting period and until a position is filled by a full-time employee who has satisfied his/her probationary period, or to meet temporary business needs. Part-time employees filling full-time positions for periods in excess of thirty
(30) calendar days shall have accrued full-time seniority equal to the time spent in the full-time position.


ARTICLE 8 - TEMPORARY EMPLOYEES

         A temporary employee is one hired by the Company to accommodate temporary openings resulting from promotions, terminations, vacations, leaves of absence or significant or unexpected fluctuations in the work load. in situations requiring a temporary employee, the Company intends to hire a temporary employee for a period not to exceed ninety (90) calendar days except in the cases of promotions or leaves of absence, where the assignment may extend for the duration of the probationary period or the duration of the leave of absence. Temporary employees hired by the Company, who subsequently are hired as permanent employees shall begin to accrue seniority as of the date of permanent hire. Should a temporary employee be retained beyond sixty (60) calendar days, and be hired as a permanent employee, the employee shall complete a probationary period of up to thirty (30) days beginning on the date of permanent hire. The temporary employment period may be extended by mutual agreement of the parties.

         During the temporary assignment, temporary employees are exempt from the provision of this Agreement. Regular break periods and lunch periods shall be provided to such temporary employees.

         Temporary employees shall not be hired to permanently replace regular bargaining unit employees. All temporaries will be laid off before any regular seniority employees in the same classification can be laid off.

         Overtime will be offered to regular seniority employees in the same classification before any temporaries. Regular seniority employees who are qualified will have the first choice of jobs.

         Part-time employees are offered the promotion to fill full-time openings; temporaries may fill in for the open part-time positions in the departments where part-time positions exist.

ARTICLE 9 - INTERNS

         The following rules shall cover the use of Interns:

         1. The Intern must be a student at a vocational school, high school, college or university who will receive credit from his/her school on the successful completion of the program. The Company will not have an employer/employee relationship with the Intern. The purpose of the program is to give the student experience in Broadcasting to fulfill his/her college curriculum and to give the Company the opportunity to locate and observe potential new employees.

         2. The Interns would be assigned with an employee to observe the function of the regular full-time unit members. Interns may perform unit work, but will not be used to replace a unit member except on a temporary basis not to exceed two (2) consecutive working days.
         3. Management will be responsible for Intern training. Unit members may be requested to assist in such training.


ARTICLE 10 - LAYOFF AND RECALL

         SECTION 1. In the event that the Company determines the need to reduce the work force, to consolidate positions, eliminate classification, or positions are altered as a result of technological change, the Company will designate the job classifications, department, and number of employees affected. The Company will provide two (2) weeks' notice of layoff or two (2) weeks' pay in lieu of notice to regular full-time employees. The Union will also concurrently receive written notice.

         The affected employees shall first exercise their seniority to displace the least senior employee within their job classifications, provided the remaining employees have the skill and ability to perform the available work in an efficient manner. They may then bump the least senior employee who is on an equal or next lower rated position, provided the bumping employee is qualified to perform the work and has previously demonstrated the ability to perform the work. As used above, the term "ability" means the ability to substantially perform the required work.

         An employee, who is laid off as a result of a layoff notice or has bumped a lesser senior employee, is eligible for recall to the job classification held in his or her department at the time of layoff. Such employee shall remain eligible for recall for a period commensurate with their seniority at the time of layoff. but not more than two (2) years. Employees will be recalled in seniority order, provided that the recalled employee has the skill and ability to perform the available work.

         All displaced employees will be eligible for recall to the classification from which they were displaced for a period as defined above. An employee who displaced a lesser seniority employee and subsequently refuses a recall to his/her former title/classification shall be deemed to have waived recall rights to that classification.

         The least senior employee affected shall be placed on layoff, subject to recall to any equal or lower level job for which he/she has the skill and ability to perform the available work for a period commensurate with his/her seniority at the time of layoff, but not more than two (2) years. Employees will be recalled in seniority order.

         A laid-off employee who refuses a recall to his/her prior classification or to another classification for which the employee is qualified shall be deemed to have waived recall rights. An employee's acceptance of any position completes the recall process in that office. This does not preclude the employee's right to recall to his/her former classification.

         During the period of recall eligibility, the employee shall be entitled to bid for any open position in the bargaining unit, for which he/she is qualified, provided no other employee in the department where the opening occurs is selected. Openings will be filled on a seniority basis among the qualified applicants.

         SECTION 2. LOSS OF SENIORITY. Seniority and status as an employee shall be lost in the following manner:

                  (a)      By voluntarily quitting.

                  (b) Failure to report after expiration of leave of absence.

                  (c) Failure to report to work after a layoff within three (3) working days of receipt, or seven (7) calendar days after mailing, whichever is later, of a certified letter containing proper notification recall by the Company, mailed to the employee's last known address. A simultaneous copy will be given to the Chairperson.

                  (d)      Discharge for just cause.

                  (e) Layoff for a period equal to an employee's length of service or twenty-four (24) months, whichever is less.

                  (f) An employee is absent three (3) consecutive workdays without notification to the Company, unless justifiable reasons can be afforded.

                  (g) An employee works at gainful employment while on leave of absence.

                  (h) An employee is determined to have falsified his/her application for employment, or other Company records.

                  (i) Except as otherwise provided in the contract, failure to perform any bargaining unit work for the Company for a period of one (1) year.

         SECTION 3. SPECIAL SENIORITY FOR GRIEVANCE COMMITTEE. The Chairperson and the Committee Person in that order, shall, for the purposes of layoff and recall only, head the seniority list in their respective classification during their term of office as long as they have people to represent.

         SECTION 4. SENIORITY OF EMPLOYEES PROMOTED OUTSIDE OF THE BARGAINING UNIT. Employees promoted outside the bargaining unit shall have their bargaining unit seniority frozen as of the date of their promotion and shall retain their seniority until the successful completion of their probationary period into non-bargaining unit position, or 90 days, whichever comes first.


ARTICLE 11 - JOB CLASSIFICATIONS

         SECTION 1.  JOB CLASSIFICATIONS

The job classifications (as outlined in Attachment A) in effect on the date of this Agreement shall continue in effect subject to the Company's right to change classifications as set forth below. The work assigned to job classifications in effect on the date of this Agreement shall continue in substantial accord with the current classification descriptions. The Company shall have the right to create new job classifications or change job classifications as necessary and place them in appropriate salary grades so as to classify all positions and work in the bargaining unit. For the purpose of this Agreement, the term "job-classification" shall include job title, job description, job specifications, i.e., the qualifications for the position, and the salary grade.

         SECTION 2.  NEW JOBS.

         When new bargaining unit positions are created and cannot be properly placed in existing classifications by mutual agreement, the Company will establish a new classification and a rate covering the job in question, and will designate it as temporary. A copy of the temporary rate and job title will be furnished to the unit Chairperson.

         As soon as possible after the implementation of the new job classification and in any event, within 30 calendar days after an employee has been placed in the job, the Company and the Union shall negotiate the rate and classification, and when negotiations are completed, such classification and rate shall become a part of the wage agreement, and the negotiated rate, on the date of agreement by the parties to the rate, except as otherwise mutually agreed upon. In the event that the Company modifies an existing job classification by materially changing the job content thereof, the initial determination of the rate of pay applicable to such modified job classification shall be made by the Company on the basis of the relation between the job content of the modified classification and the job content of the classification for which rates of pay are established by this Agreement. The Company shall give the Union thirty (30) calendar days advance notice of the modification of a job classification and shall afford the Union a reasonable opportunity to discuss the same with the Company. Such notification to the Union shall include the new job description, old job description, new job posting, old job posting and the identification of significant changes in the job that resulted in creation or modification of the job classification.

         If, during the term of this Agreement, a significant change in job content has been effected the Company to the extent that the assigned rate of pay for the job classification in question has become inappropriate but has not been adjusted by the Company, the Union may, in writing, request a review of the job in question and discussions with the Company relative thereto. If the Union disagrees with a change in job content or a modified job classification established by the Company, or if the Union disagrees with the Company's response to a Union requested job classification review, the Union may within thirty (30) calendar days following implementation of the new job or modified job classification, file a grievance at Step 3 of the Grievance Procedure.

         As soon as possible, but not more than fifteen (15) calendar days after the grievance has been filed, the Company will meet with the Collective Bargaining Committee to determine whether or not an agreement can be reached on the appropriate salary grade and classification. If the Collective Bargaining Committee cannot reach an agreement the Union may proceed to arbitration.

         In the event of an arbitration proceeding involving new or modified job classification, the sole issue before the arbitrator shall be the reasonableness of the salary grade, job description and/or job specifications. The arbitrator shall have no authority to establish a salary grade, job description and/or job specifications different from those established by the Company.

         The arbitrator shall have no right to accept evidence which is new and was not submitted in Steps 1, 2, 3 or 4 of the Grievance Procedure.

         In the event an arbitrator decides that the Company's determination with respect to the salary grade, job description and/or job specifications for a new or modified job classification is unreasonable, and in the event the Company and the Union are unable to satisfactorily settle the dispute within thirty (30) calendar days thereafter, the Union may hold said grievance until negotiations commence for the subsequent Collective Bargaining Agreement at which time the rate shall be negotiated. The effective date of the pay rate shall also be subject to negotiations at this time.


ARTICLE 12 -- JOB POSTING

         Unless a job has been eliminated, the Company shall post any opening within the bargaining unit within two (2) days (Saturdays, Sundays and Holidays excluded). The Company shall post the bargaining unit position for five (5) consecutive working days and may simultaneously advertise for external applicants as it determines are necessary. Interested bargaining unit employees during this period may apply for the posted job by completing an application furnished by the Company. Employees may not apply for more than one (1) posted opening at any one (1) time. An employee may, however, withdraw a pending application in writing in order to apply for a subsequent job posting.

         Jobs will be filled in the following manner:

                  (a) The Company will offer recall to any eligible employee on lay-off who has the skill and ability to perform the available work.

                  (b) Any interested employee may apply for a future or current position by submitting a job application to the General Manager denoting the department or area of preference. The Company shall send the employee a notification that the application has been received and shall maintain the application on file. Filling of the opening shall be based on qualifications, skill, ability and prior work history and, where such factors are equal, seniority will prevail.

                  (c) In accordance with applicable equal employment opportunity guidelines agreed to with the F.C.C., nothing in this Article shall prohibit the Company from advertising to appropriate outside sources for applicants to vacant positions and to interview and select such applicants for employment based upon their qualifications, subject to the provisions of this Article. Such advertising may be undertaken simultaneously with posting.

                  (d) The Company will accept any applications from part-time employees seeking full-time employment.

                  (e) Part-time employees who have the qualifications, skill and ability, to perform the available work encompassed by the vacant position and an acceptable work record (i.e., no disciplinary problem) will be given preference in filling full-time positions, all other factors being equal, before new hires are selected.

         A job posting shall include:

                  (a)      the date of the posting;

                  (b)      the date the posting expires;

                  (c)      the department in which the job exists;

                  (d)      the classification and salary grade of the job;

                  (e) a summary description of the duties and responsibilities of the position;

                  (f)      the job specifications; and

                  (g) the shift and whether the job is regular full-time or regular part-time.

         The selection shall be made in the following sequence:

                  (a) the most senior qualified applicant in the department in which the job exists;

                  (b) the most senior qualified applicant in the bargaining unit. Where qualifications are equal preference will be given to the most senior qualified applicant in the department and, if none, to the most senior qualified applicant in the bargaining unit. The Company will notify job applicants of the results within twenty-five (25) calendar days of the posting expiration. Furthermore, when the employee is notified by the supervisor of his/her selection, the employee must accept or decline the position and so advise the supervisor. If the position is accepted, such acceptance cannot be subsequently withdrawn. For the purpose of this Article, the Company will be the sole judge of qualifications. In determining the most qualified employee, such determination will be based on the qualifications for the position, and the skill, ability and work history of the employees in question. When two or more employees possess equal qualifications, skill, ability and work history, the employee with the greatest length of service within the department and, if appropriate, within the Company will be selected. In the event the Company determines none of the employees who bid for the job opening possesses the necessary qualifications for the job in question, the Company may hire from outside the bargaining unit.

         Employees shall be limited to one (1) successful bid in any four
(4) month period. In the event that no employee with more than three (3) months seniority applies, then probationary employees, not on disciplinary process shall be eligible to bid on a posted position. Probationary employees under disciplinary process as specified in the U.A.W. Contract (Discipline and Discharge (Article 17)) shall not be eligible to bid until the day following the expiration of any probationary period. The job vacated by the employee chosen will not be posted for bid until the employee chosen has passed the appropriate probationary period for the position. Employees selected for a posted position shall be on probation for up to ninety (90) calendar days.

         At the successful conclusion of the probationary period, an employee who has been promoted into a higher rated classification shall receive a wage increase to the job rate, retroactive to the date of the promotion, or retain his/her prior rate of pay if it is higher than the job rate for the job into which he/she was promoted. Unsuccessful internal applicants shall be provided, upon request, with the reasons for denial of bid application.


ARTICLE 13 - TECHNOLOGICAL CHANGES

         When work performed by employees covered by this Agreement is altered as a result of technological change, the Company will give employees the opportunity to progress with advanced technology. The Company will provide employees with on-the-job training to the best of its ability and may make available to employees, designated by the Company, technological training provided by the manufacturer as part of the purchase of the equipment. Such training will be provided during working time, based upon operational requirements. If such training is outside of the station facility, employees will be compensated based on their regular hourly rate for up to eight (8) hours per day and forty (40) hours per week as well as compensated for expenses in connection with same as per the Company's reimbursement policy which is described in Attachment "C." After receiving proper on-the-job training or other training as determined by the Company, employees who fail to qualify for positions altered as a result of technology shall be subject to layoff as provided in this Agreement.


ARTICLE 14 - TEMPORARY WORK FORCE REDUCTION

         Temporary work force reductions for fixed, short-term periods of not more than fourteen (14) consecutive calendar days shall be made in order of seniority (least senior first) within an affected job classification in an affected department, provided the remaining employees are qualified to perform the work in question. Written notice will be given concurrently to the affected employees, and the Union except in emergency situations. The Company and the Union will meet and discuss the reductions within twenty-four (24) hours of notification but prior to the reductions, except in emergency situations where the notice may be verbal and the discussion may occur after the reduction. The notice shall set forth a date certain within fourteen (14) days on which the affected employees are to return to work. The Company shall on behalf of employees affected by such a reduction, file a timely waiver with the Michigan employment Security commission (MESC) of any registration or "seeking work" requirements.

         Temporary work force reductions for contemplated short-term periods for which a fixed date of return to work is not given shall be processed in the same manner. Written notice will be given concurrently to the affected employees and the Union, and the Company shall likewise file a waiver with
(MESC) on behalf of such employees.

         Should a temporary reduction extend beyond fourteen (14) consecutive calendar days, the layoff and recall provisions of this Agreement shall be invoked, however the two (2) week notice provision of that Article shall be waived.


ARTICLE 15 - BULLETIN BOARD

         The Company will provide space on a Bulletin Board which may be used by the Union for posting.

         A.       Notices of Local Union recreational sociable affairs.

         B.       Notices of Local Union elections.

         C. Notices of Local Union appointments and results of Local Union elections.

          D. Notices of Local Union meetings. Notices, other than (A)-(D), must be submitted to the General Manager and approved by the General Manager prior to being posted.


ARTICLE 16 - SAFETY AND SANITATION RULES

         It is hereby agreed that the Company and the Union recognize the importance of adequate provisions in the station for the protection of the health, life, and limb of employees and will mutually make every reasonable effort to improve hazardous working conditions as they become apparent. The Union agrees that it will encourage its members to promptly report conditions that might be dangerous to employees and to the public and to do all in their power to make the Company's property and equipment safe, sanitary, and dependable. Safety devices required by the Company for employees must be used. Failure of an employee to comply with safety regulations shall be just cause for disciplinary action.

         The Company shall have the right to establish reasonable safety, health and sanitation rules. Any changes, modifications or additions to the safety, health and sanitation rules shall be submitted to the Union for informational purposes only. Such rules shall not be subject to the grievance and arbitration procedures of this Agreement, except that the Union may grieve and arbitrate the reasonableness of a particular rule as it is applied in a particular case.


ARTICLE 17 - DISCIPLINE AND DISCHARGE

         SECTION 1. Employees with seniority shall not be disciplined or discharged except for just cause. The Company shall have the right to establish, enforce, and maintain reasonable rules of employee conduct, which, when published or posted, shall be observed. In establishing and enforcing such rules, the Company shall give due consideration to the principles of progressive discipline, where applicable. The establishment or amendment of such rules and regulations shall not be subject to the grievance and arbitration provisions of this Agreement. However, the Union shall have the right to challenge the reasonableness of any such rule in the event an employee is disciplined or discharged but not limited to, the right to challenge the severity of the penalty imposed on an individual disciplined or discharged employees shall be entitled to union representation as set forth in this Agreement.

         For the purpose of discipline and discharge, the Company recognized the following progressive discipline steps:

                  Documented Verbal Warning; Written Warning; Probation or Disciplinary Suspension; and Discharge.

         For progressive discipline and discharge purposes, the Company shall not consider prior verbal or written warnings for more than twelve (12) months, provided no other discipline was given within the twelve (12)-month period.

         All employees in the bargaining unit shall be required to conform to the rules and regulations of the FCC or any other administrative agency having jurisdiction. In addition, each employee shall be required to maintain FCC operators license pertinent to the broadcasting industry, which he or she held on the date of this Agreement or that was subsequently required and acquired by such employee.

         SECTION 2.  OUTSIDE EMPLOYMENT

         Finally, bargaining unit employees will not engage in any outside employment that is in direct competition with the Employer or the Employers operations and will not accept outside employment which would adversely affect the performance of his or her duties for the Employer or the public image of the Employer.

         SECTION 3.  DISCHARGE

         The Company's policy of Corrective Discipline regards as correctable most cases of improper conduct. However, certain offenses of a serious nature are cause for immediate dismissal such as:

                  a. Reporting for work under the influence of, or possession on Company property with demonstrated intent to consume, any intoxicant, illegal drug or substance, except as prescribed by a licensed physician.

                  b. Partaking during scheduled work-time or on Company property of an intoxicant, illegal drug or substance, except as prescribed by a licensed physician.

                  c.       Willful destruction of Company property.

                  d.       Assault or battery, or physical altercation.

                  e.       On air obscenity or impropriety; oral or visual.

                  f.       Conviction of a felony.

                  g. Conduct jeopardizing the Company's license to operate the station.

                  h.       Insubordination.

                  i. Falsification of employment application, reasons for a leave of absence, release of Company records or falsification of expense reports.

                  j.       Theft of Station or another employee's property.

                  k. Any falsification of time records, including but not limited to punching someone else's time card or facilitating such falsification.

                  l. Possession of firearms or weapons on Company property.

         The Company and the Union recognize their mutual interest in investigation of matters arising under this Section. To that end, both parties agree to reasonably cooperate in the investigation alleged employee misconduct matters. In an effort to fairly balance the respective interests of all concerned, the Company and the Union agree that with respect to a discharge matter involving fraud or theft in the above respects, the amount involved shall be entitled to no weight or consideration whatsoever.


ARTICLE 18 - PAYROLL PERIOD

         The normal payroll period shall consist of fourteen (14) consecutive calendar days beginning at 12:01 A.M. Monday and ending at twelve midnight on the second Sunday. The starting time of the shift shall determine the payroll period within which the hours worked that shift fall.


ARTICLE 19 - WORK HOURS

         SECTION 1. The provisions of this Article are intended only to provide a basis for determining the number of hours of work for which employees shall be entitled to be paid and shall not be construed as a guarantee to employees of any specified number of hours of work, either per day or per week, or limiting the right of the Company to fix the number of hours of work (including overtime) either per day or per week for such employees.

         A day is defined as a twenty-four (24) hour period beginning with the start of the employee's shift. Forty (40) hours shall constitute a normal week's work. For payroll purposes only, the standard work week shall commence at 12:01 A.M. on Monday and conclude at 12:00 Midnight the following Sunday. Employees will be required to punch time clocks.

         The Company, from time to time as business conditions deem necessary, may add additional shifts or eliminate such shifts or change working schedules and may reduce the work week to less than the normal forty (40) hours for bargaining unit employees. However, a reduction in the normal work week will not take place in a department where the Company is utilizing interns, temporary employees or part-time employees, without the Union's consent.

               Scheduling: Working hours, breaks, and lunch periods are scheduled according to each department and Company operational needs. There are three (3) types of work schedules

               Standardized Hours: Is a schedule of predetermined start time for all employees in a work unit.

               Staggered Hours: Schedule in which segments of a work unit begin the work day at different but prearranged times.

               Flextime: Schedule which includes flexible starting and quitting times with the basic core hours which allows employees upon the consent of supervisors to determine when an employee will work the necessary eight (8) hours required. Flextime may be implemented by department, by individual upon the consent of the supervisor subject to operational requirements. Individual requests for flextime scheduling shall not be denied without a legitimate reason.

         SECTION 2.  NORMAL WORK WEEK

         The normal work week as scheduled by the Company for regular full-time employees shall consist of five (5) consecutive days of eight (8) hours each or, with respect to individual employees, four (4) consecutive days of ten (10) hours each, or any other combination, provided that it does not include split shifts, and shall normally end with a rest period of at least forty eight (48) hours (2 full consecutive days) before beginning the next work week. In no event shall any other scheduled combination of work days in a work week include work days for which the employee is scheduled to work in excess of twelve (12) hours.

         All work schedules shall be prepared and posted by Management by 4:00 P.M. the Thursday prior to the start of the regular work week. However, the Company retains the right to change work schedules without notice upon a request of an employee or in the case of an emergency. The Company agrees to designate a specific area in each department for the posting of schedules. It shall be the employee's responsibility to check the posted schedules for changes prior to leaving at the conclusion of the work day. If schedule changes are made after an employee's work day is concluded, it shall be the responsibility of the Company to notify the Employee in person or by telephone or telegraph. When management changes a posted scheduled day off for reasons other than vacation, sick or emergency leave coverage, the employee will be paid time and one-half for all hours worked on the original scheduled day(s) off. If the employee requests a change in a posted day off, he/she will be paid his or her regular rate of pay.

         SECTION 3.  OVERTIME.

         When requested, employees are required to work overtime. Employees required to work overtime will be excused by the Company for good and sufficient reasons. The Company shall have the right to assign overtime to the available junior seniority employee(s), provided the junior employee has the skill and ability to perform the available work. The Company will attempt to give advance notice of overtime, if possible, under the circumstances. Prior to requiring overtime, the Company will seek volunteers from among available qualified employees within the affected job classification. Such volunteers will be selected on the basis of seniority (the most senior available qualified employee first). The Company, in cooperation with the appropriate department Union representative, will attempt to equalize overtime opportunities and required overtime work, and may implement a procedure wherein, on a monthly basis, employees within the department will be canvassed concerning their individual preference with respect to overtime scheduling.


ARTICLE 20 - PREMIUM PAY - GUARANTEED HOURS

         SECTION 1. OVERTIME PAY.

         Time and one-half shall be paid for all hours or parts of hours worked in excess of the employee's regularly scheduled workday. Further, all Saturday and Sunday work not part of the employee's normal schedule shall be paid at time and one-half. For the purposes of overtime, the work week shall commence at 12:01 A.M. on Monday and end at 12:00 Midnight the following Sunday. When an employee works overtime, he or she will be paid time and one-half (1 1/2) his/her regular hourly rate in units of not less than fifteen (15) minutes. Overtime compensation shall not apply in certain instances (example:
Professional/artistic employees such as anchors under personal service contracts who are highly compensated).

         SECTION 2. COMPENSATORY TIME-OFF.

         The Company may offer compensatory time-off in lieu of overtime. Employees have the right to accept compensatory time-off or overtime pay. Compensatory time shall be compensated at straight-time rates. Management shall be reasonable in granting employees' requests for compensatory time. Employees shall give the Company as much notice as possible when requesting compensatory time-off. Compensatory time-off must be taken in same payroll period as the payroll period in which the overtime was worked.

         SECTION 3.  REPORTING PAY.

         Full-time employees who are regularly scheduled and who report for work without previous, reasonable notification by the Company that there is no work available, or full-time employees who start work but are released before working a minimum of four (4) hours, shall be paid four (4) hours pay at their base hourly rate, provided the conditions preventing working are within the Company's control.

         SECTION 4.  CALL IN PAY.

         A full-time employee recalled to work to perform a specific task after having worked his or her shift will be paid double time at his/her base hourly rate for all time worked, with a minimum of one (1) hour at double-time pay.

         SECTION 5.  INJURED ON THE JOB.

         In the event an employee is injured on the job and is treated at the plant or by medical authorities and returns to work, he or she will be paid for any time lost due to the injury. In the event an employee is instructed by the Company or by medical authorities to go home, such employee will be paid for any time lost due to the injury during the scheduled hours of the day that the accident occurred.

         SECTION 6.  PAY FOR MEETINGS.

         All mandatory Company meetings outside the employee's normal work shift shall be considered time worked for all purposes under this Agreement.

         SECTION 7.  SHIFT PREMIUM.

         During the term of this Agreement, bargaining unit employees, except for news department employees, will be paid a premium of thirty cents
($.30) per hour for all hours worked between 1 AM and 5 AM.

         SECTION 8. TURNAROUND PAY.

         Bargaining employees shall normally have a rest period of at least ten
(10) hours from the end of their individual shift and the beginning of their next shift, except in emergency situations. If an invasion of the ten (10)-hour turnaround period occurs, such hours will be paid for at the rate of one and one-half (1 1/2) times the employee's regular rate.

         SECTION 9.  PYRAMIDING OF OVERTIME PAY.

         There shall be no pyramiding or duplication of overtime or penalty payments.

         SECTION 10.  OVERTIME FOR PART-TIME EMPLOYEES.

         Part-time employees regularly scheduled to work less than five (5) days per week shall be subject to Overtime Pay provisions after ten (10) hours worked on a per-day basis.

ARTICLE 21 - SHIFT PREFERENCE

         A. In the scheduling of shift assignments and days of regular work weeks for the various employees, the Company shall take into consideration the preferences of employees within the classifications based upon seniority as noted below. However, it is understood and agreed that the efficiency of the operations and other related matters as communicated by the Company will be a factor as to whether the individual employee's preferences will be granted.

         B. Technical and News Personnel. The employees in the Engineering and Production, as well as News Photographers, only shall have shift preference over a junior seniority employee in the same classification on another shift as set forth in this Article. In the event of an opening or vacancy in a job classification on another shift schedule, a senior qualified employee in the same classification may exercise his or her seniority for such vacancy, subject to the Company's rights noted in paragraph 1 above. Further, a senior qualified employee may exercise their seniority to bump a more junior seniority employee in the same classification on another shift, the junior employee will move to the senior employee's shift, provided that the junior employee has demonstrated the skill and ability to perform the work performed by the senior employee. An employee exercising seniority for a shift preference shall not again exercise seniority for a shift preference for a period of one (1) year. Subject to operational needs, employees requesting in writing by any Wednesday a different shift under the above provisions, shall be transferred as soon as practical but no later than the second Monday following the date of the request. Employees with individual temporary emergency situations require a change of shift, may for up to two (2) weeks switch shifts with an employee of equal qualifications in the same job classification, with written approval of the appropriate Department Head. In the event operating conditions require that additional employees are needed on any shift, the Company will first give consideration to those qualified seniority employees who have indicated a preference to change shifts. If no qualified employees have indicated such preference, the employer shall hire additional employees to fill the newly created positions within the classification or the vacancies created by employees exercising shift preference.


ARTICLE 22 - JOB CLASSIFICATIONS

         Covered employees shall be assigned to the classifications listed in Attachment A herein. The Union will be provided with copies of applicable job descriptions and changes prior to their implementation.


ARTICLE 23 - TEMPORARY ASSIGNMENT

         Each covered Employee will be assigned to a job classification. Such regular assignments may be changed to accommodate production or work-related requirements, at the employee's request or as a result of demonstrated temporary inability to continue to perform the work duties of his classification. It is understood and agreed that an Employee may be temporarily assigned outside his or her classification to perform work for which he or she has the necessary qualifications and abilities in order to maintain the efficiency of operations. When such temporary assignments occur, it is agreed

                  (a) An Employee who performs the duties of a lower rated classification will not suffer a reduction in his rate of pay during such temporary assignment; and

                  (b) An Employee who performs the duties of a higher classification (minimum salary) for a minimum of one-half (1/2) hour will be paid at a premium equal to the difference between his/her job rate and the job rate for such higher classification for all time worked in such higher classification.


ARTICLE 24 - LEAVES OF ABSENCE

         MILITARY LEAVE.

         Any employee entering the military service of the United States Government will be protected by the Re-Employment Right portion of the Universal Military and Service Act (Public Law No. 51, 82 Congress) or other applicable law.

         Seniority employees will be granted a paid military service training leave of absence for required annual training, cruises or other special training duty with the Military Reserves or National Guard. Payment will be made on the basis of the difference between the employee's regular base salary and any military base pay received, exclusive of military travel allowance or other pay allowances for reimbursement of personal, out-of-pocket expenses for a period not to exceed ten (10) working days.

         Seniority employees under military orders requiring training leave time for an unusual or special military assignment beyond the customary ten
(10) days per year for which payment is received may receive an extended leave of absence without pay.

         In order to receive Military Leave Pay employees must supply the General Manager or their Department Head with a copy of their military pay voucher upon their return to work. Employees will then receive their reimbursement as soon as is administratively possible.

         Employees will be paid for regular working hours lost due to reporting for a military induction physical examination.

         Employees returning from active military service will have thirty (30) days in which to return to work following the date of military discharge.

         PERSONAL LEAVE

         Employees with one (1) or more years of seniority may request an unpaid personal leave of absence for periods of not less than thirty (30) days nor more than twelve (12) months. Such leaves shall not be granted for the purposes of employment elsewhere.

         A leave request requiring an absence of seven (7) to thirty (30) days for defined extenuating circumstances is to be treated as unpaid lost time. If the unpaid lost time is approved by the Department Manager in advance of the leave of absence, the occurrence of lost time will not be counted for disciplinary purposes. Seniority shall accumulate during such leaves of absence.

         FUNERAL LEAVE

         Should a death occur in an eligible employee's immediate family, an employee on request will be excused from work with pay for up to three (3) consecutive work days. Immediate family for the purposes of this Section shall mean: Parents, spouse, stepparent, parent or stepparent of spouse, child or stepchild, brother, stepbrother, brother-in-law, sister, stepsister, sister-in-law, son-in-law, daughter-in-law, grandparents, grandparents of spouse and grandchildren of employee or spouse, great grandparents and step grandparents of employee or spouse.

         Further, an eligible employee may request to be excused for (1) work day to attend the funeral of a member of his or her immediate household who is not part of the employee's immediate family. The Company will pay the employee at his or her straight time hourly rate of pay for those hours lost from his or her assigned work schedule during the regular work week. The Company may require written verification of death and the relationship of the deceased before being required to make payment under this Section. Funeral pay will not be paid for non-scheduled workdays. To be eligible for Funeral Pay, the employees must meet all of the following eligibility rules:

                  (A) The employee must be a regular full-time employee prior to the request for funeral leave.

                  (B) Employees must be scheduled to work during the week the death occurs unless their absence is due to paid vacation.

         EDUCATIONAL LEAVE

         Full-time and part-time employees with one (1) or more years of seniority may request and unpaid educational leave of absence for periods of up to one (1) year for the purpose of attending an accredited college, university, vocational or technical school on a full time basis in a course of study that will further the employee's job opportunities with the Company. An employee may be granted more than one (1) such leave, provided a reasonable period of time (i.e. one (1) year of employment lapses between expiration of one leave and the start of a subsequent educational leave. The Company will require proof of attendance in order to validate the continued approval of any such leaves.

         ADOPTION LEAVE

         Employees with one (1) or more years of seniority may request unpaid adoption leave of absence for a period of up to one (1) year.


         UNION LEAVES - ALL UNION LEAVES OF ABSENCE SHALL BE WITHOUT PAY

                  A. TEMPORARY LEAVE. A reasonable number of employees not to exceed four (4) full-time employees and not more than one (1) employee in any one (1) department or any one (1) shift, may be granted a leave of absence to attend to official Union business such as conventions and training sessions. Approval of such leaves will be based on operational requirements. The Union shall give five (5) days' advance notice whenever possible of any such intended leaves. Such requests shall be submitted to the General Manager of the Station. Time spent by employees on temporary leave, two (2) weeks or less, on Union business shall be considered as time worked and accredited when computing pension, vacations and holidays. Written notice of such leaves giving the length of the leave shall be given to management at least 5 days in advance whenever possible, and signed by the Local Union President, UAW international Servicing Representative or their designee.

                  B. UNION LEAVE - (ELECTED UNION OFFICE OR APPOINTMENT). An employee elected to a permanent Union Office which necessitates their absence from work shall upon application to the Company, be granted a leave of absence for a period not to exceed two (2) years. The leave of absence shall be extended providing the request for extension is submitted to the Company in writing prior to the end of the two (2) year period. Such employees shall accumulate seniority during such absence. Upon their return to the Company, they shall be returned to their regular standing on the seniority list and shall be returned to their previous job at the rate in effect at the time of their return.

         Written notice of such Union leaves giving the length of the leave, shall be given to management as far in advance as possible and signed by the International Union (UAW).

                  C. UNION LEAVES- CONTRACT NEGOTIATIONS

         The bargaining committee may be excused from work, subject to operational needs, to prepare for and attend all negotiations sessions. Such request shall not be unreasonably withheld. It is understood that the Union will give the Company as much advance notice as possible. However, it may not always be possible to give a five (5) calendar day advance notice. Therefore, the Company and the Union agree to cooperate to the fullest in this regard. All Union leaves of absence shall be without pay.

         JURY DUTY

         A seniority employee who is summoned and reports for jury duty as prescribed by applicable law shall be paid by the Company the difference between the amount of wages the employee otherwise would have earned by working straight-time hours for the Company on that day and the daily jury fee by the court (not including travel allowance or reimbursement expenses) for each day on which the employee reports for or performs jury duty and on which the employee otherwise would have been scheduled to work for the Company. Such payments shall not exceed ten (10) working days. Employees excused from jury duty prior to 1:00 P.M. on a regular scheduled day must report for work for the remainder of their shift.

         MEDICAL LEAVE

         An employee, who has successfully completed the probationary period, may be granted an unpaid medical leave of absence for a period of his or her disability or twelve (12) months, whichever is less. Such leave of absence for medical reasons shall be approved on the submission of sufficient proof of the employee's attending physician.

         The employee shall immediately notify the Company when he or she is able to return to work.

         An employee who is granted a medical leave of absence for thirty (30) calendar days or more shall notify and submit to the Company, at least five (5) working days prior to the date he or she is able to return to work, a written certification from the attending physician permitting the Employee to return to his or her prior position with the Company.

         It is understood that an employee returning from a medical leave of absence shall, at the discretion of the Company and at the Company's expense, be required to take a physical examination by a licensed medical physician. An employee who, in such doctor's opinion, is physically unfit to perform the normal function of his or her position or is physically unfit to perform his or her work without creating a hazard to his or her health or the safety of others shall not be permitted to return to work until certified by that physician that such physical disability no longer exists. Should the employee's personal physician certify that the employee is able to return to his or her normal duties and the physician selected by the Company disagrees with that conclusion, then the issue shall be resolved by the decision of a third physician mutually agreed to by the two physicians. The costs of such third physician's services shall be paid by the Company.

         An employee shall accrue seniority while on medical leave of absence for a period of twelve (12) months from the date the employee began the medical leave of absence.

         EMPLOYMENT RIGHTS

         An employee shall not accumulate vacation time or holiday pay while on any leave of absence. However, an employee will accrue seniority during an approved leave of absence.

         An employee shall be reinstated to the position held by him or her prior to the leave of absence upon the conclusion of the leave of absence, provided,

(1) the employee returns within twelve (12) months of the commencement of the leave of absence; (2) the employee returns at the conclusion of the leave of absence; (3) the employee's former position still exists; and (4) the employee has not violated the terms of the leave of absence.

         Employees returning from an authorized leave of absence shall exercise their seniority rights to their prior job classification. Notwithstanding the foregoing, if the employee had remained actively employed, he or she would have been on layoff status on the date of their reinstatement from their leave of absence or if the employee's former position is no longer available, the employee will be placed on layoff status in his or her appropriate seniority position.

         For purposes of the layoff and recall section of this Agreement, an employee placed on layoff status at the conclusion of the leave of absence based on the fact that he or she would have been laid off if not on leave of absence status, the employee will be considered to have been laid off on the date that he or she would have been laid off if actively employed rather than on leave of absence status.


ARTICLE 25 - HOLIDAYS

         SECTION 1 - Except as noted below, all eligible regular full-time employees shall be paid at their regularly daily rate for the following:

         HOLIDAYS

         1.       New Years Day
         2.       Memorial Day
         3.       Labor Day
         4.       Thanksgiving Day
         5.       Christmas Day
         6.       Four (4) floating holidays per year. Three (3) of the four
                  (4) personal days must be taken during the first three (3) quarters of the year (prior to October 1).

         Bargaining unit employees in the positions of traffic clerk, sales assistant, receptionist and building maintenance shall receive holiday allotments in accordance with the fixed and floating holiday schedule established by the Company for non-bargaining unit employees.

         SECTION 2.  COMPENSATION.

         A. Holiday Work. An employee required to work on a holiday will be paid his holiday pay, plus his or her appropriate compensation rate for work performed.

         Employees whose schedule includes holiday hours will receive holiday pay for those hours only.

         B. Floating Holidays During Initial Year of Work. During the calendar year of hire, an employee will be entitled to floating holidays as follows: If he or she was hired during:

                           January through March              3 days
                           April through June                 2 days
                           July through September             1 day
                           October through December           none

         C. In order to be paid for a holiday, an employee must have seniority as of the date of the holiday, and work as scheduled the last scheduled work day before and the first scheduled work day after a holiday, except as indicated below.

                  (a) Employees absent due to illness or injury the last scheduled work day before and the first scheduled work day after the holiday(s) will receive holiday pay provided such absence is supported by a doctors certificate and the employee worked one day in the holiday week. Employees who are absent either of the day before or the day after the holiday under the same circumstances will be paid for the holiday if the employee's absence is certified by an attending physician.

                  (b) When a holiday falls during a paid leave of absence (e.g., bereavement leave, etc.), it is considered as one of the leave of absence days and holiday compensation will not be paid.

                  (c) When a holiday falls on a day immediately preceding or following a paid leave of absence, the employee will be paid for the holiday.

                  (d) When a holiday falls on the day immediately preceding or following an unpaid leave of absence, the employee is paid for the holiday, provided the holiday falls within the same work week.

                      When a fixed holiday falls on a Sunday, the following Monday will be observed as a Holiday. If a Station-fixed holiday falls on Saturday, the preceding Friday will be observed as a holiday. The foregoing does not apply to employees scheduled to work the weekend in which the fixed holiday falls. However, in no case, shall an employee receive holiday pay for both the fixed holiday and the observed holiday when worked.

                  (e) Employees terminating or terminated for other than cause will be paid for a holiday falling within the same work week and immediately following the employee's last day worked.

                  (f) Employees on layoff do not qualify for holiday pay, unless they have performed work in at least one (1) day during the week preceding the holiday.

                  (g) Employees scheduled off on a designated holiday do not receive holiday pay.

                  (h) All floating holidays must be mutually scheduled in advance with the employee's supervisor and may be used for the observance of religious holidays.

                  (i) Unused floating holidays cannot be carried over from year to year and will be forfeited if not taken prior to termination of employment. However, if an employee is caused to miss a scheduled floating holiday due to the Company's intervening requirement that he or she work on such day, the employee shall receive full pay for such missed floating holiday. Unused floating holidays cannot be taken during notice period.

                  (j) All floating holidays must be taken in whole day increments, unless agreed otherwise in advance on a case by case basis by the employee's supervisor.

                  (k) Schedules for use of floating holidays will be established at the beginning of the calendar year and be utilized based upon seniority, in a manner similar to the vacation scheduling process.


ARTICLE 26

         SECTION 1. VACATION. All regular full-time bargaining unit employees who meet the eligibility requirements and who have completed the following schedule of service with the Company will receive vacation as per the following schedule based upon the Station's calendar year.


                  Continuous Years of Service                                  Amount of Vacation
                  ---------------------------                                  ------------------
                  At beginning of Station Calendar Year:

                  Less than 5 years                                               2 weeks

                  5 years but less than 15 years                                  3 weeks

                  15 or more years                                                4 weeks

                  For each five (5) full years of
                  service in excess of 15 years                                   1 additional day


         During the initial year of employment, a full-time employee will be entitled to vacation as follows: If he or she was hired during:

                  January through March             8 days
                  April through June                5 days
                  July through September            3 days
                  October through December          no vacation time

         No vacation time may be taken within the first 90 days of employment.

         Part-time employees hired prior to the effective date of this Agreement will be entitled to the same vacation based on length of service, but will receive pay equivalent to the regularly scheduled hours per week.

         SECTION 2. VACATION CONDITIONS. Eligible employees, who during the prior year, worked or were paid for less than twenty-six (26) work weeks shall receive vacation pay allowance based on the number of full work weeks worked as a percentage of 52.

         Should a paid holiday fall within the employee's vacation period, the employee shall receive an additional paid vacation day.

         Vacation hours paid will be at the employee's hourly rate as of the date the employee takes vacation.

         Vacation pay will be determined on the basis of a 40-hour work week at employee's base weekly salary or specified hourly rate or average hours worked per week for part-time employees.

         Vacations are based on an the Station Calendar year. Vacation time not taken by the end of the Station's Calendar year shall not be carried forward.

         An employee who is denied the opportunity to take vacation at times scheduled by the employee shall be offered vacation time off prior to the end of the Station's Calendar Year.

         An employee who is eligible for three (3) or more weeks of vacation during the Station's calendar year may elect to decline to use up to a maximum of one (1) week (40 hours) of vacation and receive compensation at this regular rate of pay for such time. Such election must take place (and the Company must be notified of the choice) by no later than November 15.

         Any employee may, however, take his/her vacation allowance in separate days, subject to Department Head approval. Any vacation hours paid will not be considered time actually worked in the calculation of overtime compensation.

         SECTION 3. VACATIONS AND LEAVES OF ABSENCE/TERMINATION

         Vacation time will be paid upon request to employees going on an educational, military, personal, adoption, union business (except short-term), or maternity leave of absence on their last pay check for the payroll period worked before the leave began.

         Vacation time will also be paid upon an employee's death, retirement or termination. In the event of death, the vacation pay shall be paid to the employee's legal heirs or estate.

         Upon termination of employment, an employee will be paid for earned and unused vacation. An employee cannot take vacation during any notice period. In the event an employee terminates employment and has been paid for vacation time in excess of the amount earned for that year, the employee will be required to make reimbursement for the vacation paid but not earned.

         There will be no compensatory time off for an illness or accident which occurs after an employee has started a regularly scheduled vacation.

         SECTION 4. VACATION SCHEDULING. By November 15th of each year, the Company will post, by department, a vacation schedule. Employees will then submit vacation requests on or before December 31 for the period January 1 through December 31. Such requests shall be filled on the basis of seniority. Requests for work-week units shall be granted first before vacation requests for less than work-week units are granted. The Company will post, by department, by January 1, a vacation schedule for the coming year. Vacation requests submitted after January 1 of any year shall be filled on a first-come basis, and shall not displace selections made before January 1 on the basis of seniority. Vacation requests shall be in writing, and if such request is denied, an employee will be furnished, in writing, the reason for denial. During rating periods on-air personnel, producer-directors and reasonable numbers of news photographers may be denied vacations.

         Vacations will normally be taken in work-week units, but may be taken one day at a time. Pay advance will be issued for a payday occurring during a vacation, providing the request is made at least ten (10) days prior to the pay period in which the employee's last day worked prior to the vacation occurs. Once a vacation request has been approved, such approval will only be rescinded
(a) at employee request, or (b) for emergency situations.

                  A. Notice of layoff or discharge, except for misappropriation of funds, shall not be given during an employee's vacation period.

                  B. Accrued credited vacation time shall not be used in conjunction with, or to extend the effective date (e.g., last day worked) of a leave of absence or termination. Accrued vacation time may be paid upon request to employees going on an educational, military, personal, adoption, Union leave (except short-term), or maternity leave of absence.

                  C. Laid off employees may request payment of all accrued vacations at any time during their layoff.


ARTICLE 27

         SECTION 1.  JOB FUNCTION LIMITATION

         Where operating errors occur while an employee is performing multiple job functions such facts shall be considered in extenuation of the errors. The Company further agrees to assign multiple job functions on a reasonable basis.

         No employee shall be required to furnish equipment or supplies.

         The Company agrees technicians employed under this Agreement may not be required to perform any duties where there exists danger of bodily injury or conditions detrimental to health.

         No Employee shall be required or allowed to climb any of the Company's antenna towers except to gain access to building roof.

         SECTION 2.  HIGH RISK AREA ASSIGNMENTS

         The Company and the Union recognize a joint responsibility to do everything reasonable to assure and preserve the personal safety of Employees while on assignment. Therefore in keeping with this common goal, the Company recognizes its responsibility to assign personnel with utmost care and the Union recognizes that in the business it is not always possible to anticipate every troublesome situation. Recognizing these realities the Company will operate under the following administrative guidelines:

                  (a) The Company will place a high priority on the anticipation of potentially troublesome conditions while on assignment.

                  (b) The Company will insist on regular communication between base and personnel as they respond to and confront any such situations in the field. The Company will strive to avoid sending an Employee alone into an obviously dangerous situation.

                  (c) The Company and the affected employees will endeavor to advise personnel of any circumstances relevant to their personal safety as they respond to various situations in the field. No employee should abandon any assignment in the field or return to work without prior approval from his or her Department Head or designee.

                  (d) The Company will endeavor to provide backup or support personnel if possible whenever any such situations can be reasonably anticipated.

                  (e) The Company will place a high priority on backup and support of any personnel that may, in fact, confront such situations in the field.

                  (f) The Company will endeavor to carefully and fully review any such situation after-the-fact in order to improve coordination and response to any similar future situation.


ARTICLE 28 - PART-TIME EMPLOYEES BENEFITS

         During the term of this Agreement, regular part-time bargaining unit employees who have completed one (1) year of continuous service will be eligible for the following benefits based on proration of full-time employee benefits:

         SECTION 1.  HOLIDAYS

         Part-time employees with one (1) or more years of continuous service are eligible for their normal scheduled hours per day of holiday pay, provided the holiday falls on the employee's regular scheduled day.

         SECTION 2.  VACATIONS

         Part-time employees with one (1) or more years of continuous service are eligible for their normal scheduled hours per day. Vacation time is earned and credited in the same manner as full-time employees.

         SECTION 3.  BEREAVEMENT

         Part-time employees with one (1) or more years of continuous service are eligible for their normal scheduled hours for up to three (3) days of bereavement time.

         SECTION 4.  JURY DUTY

         Part-time employees, if summoned, are eligible for jury duty pay of their normal scheduled hours per day up to a maximum of ten (10) days (40 hours).

         SECTION 5.  HEALTH INSURANCE

         Part-time employees hired prior to the commencement of this Agreement who work more than 1040 hours in a calendar year shall be eligible for (single only) insurance coverage on the first day of the month after acquiring 1,040 hours under the same basis as regular full-time bargaining unit employees. Such employees will remain eligible for such benefits until their hours fall below 1040. Family Coverage shall be available to such eligible part-time employees at the employee's expense, via payroll deduction. Part-time employees hired after the commencement of this Agreement shall, upon completion of one (1) year of continuous service, be eligible for such insurance provided they meet the requirement noted above.

         SECTION 6.  401(k) SAVINGS PLAN

         Part-time employees shall be eligible to participate in the Company's 401(k) Plan provided in this Agreement, provided they are employed for six (6) months or more, are age twenty-one (21) and have worked one thousand (1,000) hours in the prior twelve (12) months. Except as provided in this Article, part-time employees will not be eligible for other employee benefits provided by this Agreement.


ARTICLE 29

         SECTION 1.  SUBSTANCE ABUSE.

         Substance abuse is recognized to be a serious medical and social problem for workers, their families and the community. Such addiction by workers impairs their ability to function, contributes to increased absenteeism and tardiness, and violation of Company rules. These problems may also lead to anti-social activity. These factors in turn disrupt work schedules with consequent dissatisfaction among the majority of workers sincerely trying to do conscientious jobs. The Company and the International Union have an interest in encouraging early and comprehensive treatment looking toward rehabilitation. The Company and the Union agree to meet at a mutually convenient time and place within a reasonable period of time after the effective date of this agreement for the purpose of establishing and defining the functions, i.e. alcohol and substance abuse of a Joint Employee Assistance Committee. The Committee shall be composed of an equal number of Company and Union designated representatives to work cooperatively on these problems. Among the responsibilities of the Committee will be:

                  1. Survey community resources to determine the availability of appropriate treatment facilities and the cost of treatment.

                  2. Develop ways whereby the disease is identified in early stages, and whereby the employee is encouraged and assisted to obtain treatment without delay. It is recognized that the employee can be dealt with most effectively on a cooperative Management-Union basis.

                  3. Help the employee understand that he may consult on a confidential basis an outside qualified facility or agency, concerning his problem without fear of disciplinary action based on such discussion.

                  4. Either the Committee will explain or arrange for the local insurance program administrator to be available to explain to the employee which recommended treatment qualifies for insurance payments.

         SECTION 2.  DISCIPLINARY PROCEDURES FOR SUBSTANCE ABUSE.

         If an employee reports to work under the influence of drugs or alcohol he or she shall be subject to immediate termination. However, in lieu of termination, upon agreement of the individual, the Union and the Company an employee may be placed on a leave of absence so that an employee may undergo medical treatment for alcoholism or drug dependence in or from an appropriate facility in accordance with this program, and when the employee has voluntarily submitted himself or herself for such treatment and his or her seniority has not already been broken, he or she will be granted a medical leave of absence. Should the employee return to work from the leave of absence and, subsequent to his or her return, report for work under the influence of drugs or alcohol, the employee will be immediately terminated.


ARTICLE 30 - SICK DAYS/PERSONAL BUSINESS DAYS

         A. As of January 1 of each year, all full-time employees who have completed their probationary period shall have eighty (80) hours of paid sick leave available per calendar year. Management shall be notified by the employee prior to the beginning of the shift that an employee cannot report for work. Sixteen (16) hours of the eighty (80) hours allotment may be used for personal business on reasonable notice to the Company. In the event an employee becomes ill during his/her shift he/she shall be charged with only the hours he/she is absent. Unused sick time hours may be accrued from year to year up to a maximum of eighty (80) (with the maximum available on any January 1 being 160 hours). In cases of suspected abuse of sick leave, the Company may require a physician's certificate or other verification of medical need.

         During the initial year of employment an employee will be entitled to sick leave as follows:

         If he or she is hired during:

                  January through March                           8 days
                  April through June                              5 days
                  July through September                          3 days
                  October through December                        1 day

         No sick time may be used within the first 90 days of employment.


ARTICLE 31 - LUNCH BREAK & REST PERIODS

         Employees shall receive a paid ten (10)-minute rest period for every four (4) consecutive hours worked if employees are required to work ten (10) hours or more coverage. Each employee shall have a 1-hour or 1/2-hour unpaid lunch break on a daily basis, which shall be determined on a case-by-case basis by the Department Head in consultation with the General Manager.


ARTICLE 32 - INSURANCE

         HEALTH, DENTAL AND VISION COVERAGES: During the term of this Agreement, employees and their dependents shall receive health, dental and vision benefits in accordance with the Employer's plans in effect as of the execution of this Agreement. The Company has the right to amend the plan or carrier as long as the benefits are not significantly reduced.

         The Union's designated Committee shall have the right to review the Plan after each year and make suggestions, where appropriate, relative to the Plan.

                  A. Eligible employees hired prior to the commencement of this Agreement will contribute on a bi-weekly basis for the term of the Agreement as follows:

                                             Plan A                    Plan B
                                             ------                    ------
                  Single                     $16.15                    $17.77
                  Family                     $43.85                    $48.24

                  B. All eligible employees hired after the commencement of this Agreement will make contributions equal to the contributions required from non-bargaining unit employees under the Employer's Plan.


ARTICLE 33 - OTHER BENEFITS

         LIFE INSURANCE: During the term of this Agreement, all full-time employees shall receive, at no cost to the employee, life insurance coverage in accordance with the Employer's plan in effect as of the execution of this Agreement. Such plan shall provide a death benefit in the amount of one and one-half (1 1/2) the individual employee's salary.

         LONG AND SHORT-TERM DISABILITY INSURANCE: During the term of this Agreement, the Employer shall provide, at no cost to the employee, long and short-term disability insurance coverage for each full-time employee. Such maintenance coverages shall be in accordance with the Employer's disability insurance plans afforded to nonbargaining unit employees at the Station.

         LONG-TERM CARE PLAN: During the term of this Agreement, the Employer shall provide, at no cost to the employee, the benefits of the long-term care coverage plan, for each full-time employee. Such coverage shall be in accordance with the Employer's coverage plans afforded to nonbargaining unit employees at the Station.

         TRAVEL ACCIDENT BENEFIT PLAN: During the term of this Agreement, the Employer shall provide, at no cost to the employee, the benefits of the travel accident benefit plan for each full-time employee. Such coverage shall be in accordance with the Employer's coverage plans afforded to nonbargaining unit employees at the Station.

         401(k) BENEFITS: Except as noted below, employees covered by this Agreement shall be eligible to participate in the Employer's 401(k) savings plan at the same rate and benefit levels provided to nonbargaining unit employees. All administrative costs and expenses associated with the Plan shall be borne by the Employer and no charges for same shall be made against participating employee accounts.


ARTICLE 34 - PENSION 401(k) PLAN

         All regular full-time employees hired prior to the commencement of this Agreement, shall be eligible for an annual contribution by the Employer of 3 1/2% of gross wages for each calendar year into a 401(k) Plan established by the bargaining unit employees, provided they are employed for one (1) year or more, are age twenty-one (21) and have worked one thousand (1,000) hours in the prior twelve (12) months.

         The Company shall pay the yearly costs up to a maximum of $1,300 per year to maintain and administer the employees 401(k) Plan. All yearly costs in excess of $1,300 shall be the responsibility of the employees in the 401(k) Plan. In the event the employees fail to pay such costs the Plan shall be terminated and the costs of such termination shall be the responsibility of the employees.

         Employees shall be credited for all prior service and hours worked as full-time employees toward eligibility for the 3 1/2% contribution to the 401(k) Plan.

         New employees hired after the commencement of this Agreement shall not be eligible to participate in this 401(k) Plan nor shall the Company be required to make contribution on their behalf to the Plan. Such employees shall be covered, if eligible, by the Company's separate 401(k) Plan as noted in Article 33.

ARTICLE 35 - COMPENSATION

         All bargaining unit employees shall be compensated at no less than the job rates for their classifications as set forth in Attachment "B.", except that employees hired after the effective date of this Agreement may be compensated at fifty cents ($.50) per hour below the stated job rate for their classification until they have satisfactorily completed their probationary periods.

         A. Full-time employees will receive the following increases to their pre-existing base hourly rates:

                  1.     Effective 10/1/98                                                   $.70
                  2.     Effective 10/1/99                                                   $.65
                  3.     Effective 10/1/2000                                                   3%
                  4.     Effective 10/1/2001                                                   3%


         B. Full-time employee who have completed continuous service, as noted below, shall also receive the following annual longevity stipends which shall not be added to their base rates.

                  1.       Effective October 1, 1998:

                           a.    If completed 6 months up to 3 years                      $100
                           b.    If completed 3 or more years up to 7 years               $200
                           c.    If completed more than 7 years                           $300

                  2.       Effective October 1, 2000

                           a.    If completed 6 months up to 3 years                       $150
                           b.    If completed 3 or more years up to 7 years                $225
                           c.    If completed 7 or more years up to 10 years               $300
                           d.    If completed more than 10 years                           $400

         C. Employees who commenced service prior to October 1, 1998, shall receive a single, one-time only, payment in the amount of $200 within thirty (30) days of the execution of this Agreement as payment in lieu of any and all retroactive wages which may have been earned prior to October 1, 1998.

         D. Part-time employees shall receive the following increases to their pre-existing hourly rates:

                      1.     Effective 10/1/98                                               3.5%
                      2.     Effective 10/1/99                                               3.5%
                      3.     Effective 10/1/2000                                             3.0%
                      4.     Effective 10/1/2001                                             3.0%

         If an employee bumps into a lower rated classification in lieu of layoff, he/she shall receive the job rate for his/her new classification plus the difference, if any, between his/her individual rate and the job rate for the classification held prior to the layoff. Any such employee will maintain that differential until the new classification job rate equals or exceeds the employee's individual rate, unless he/she is demoted or voluntarily transfers to a new lower rated classification. If an employee voluntarily transfers or is demoted to a lower rated classification permanently he/she shall receive the job rate for his/her new classification and shall be eligible in the future for general wage increases.


ARTICLE 36 - SUBCONTRACTING

         Subcontracting of maintenance work will be permitted only where particular skills are involved or where specialized equipment not readily available at the Company is required. It is understood that should the Company subcontract bargaining unit work it will discuss with the Union the impact on bargaining unit employees. However, nothing shall be construed as limiting the Company's right to subcontract bargaining unit work, except as provided above with respect to maintenance work.


ARTICLE 37 - NO STRIKE OR LOCKOUT

         During the term of this Agreement, there shall he no general or partial strikes, picketing, boycotts, work stoppages, slow-downs, or concerted interruptions or delays of work, or any other interruption with the Company's normal operations or similar activity. Neither the Union nor any of its officers, representatives, agents, or employees shall authorize, assist, support, cause or participate in any activities described in the above paragraph. Nor shall any member assist, support, cause or participate in any such activities.

         In any case where an interruption of work occurs in violation of this Agreement, the Union agrees that it will, without delay, exert itself to the fullest extent to bring about a quick termination of such interruption of work and will insist that the employee or employees involved therein return to work and/or to normal operations. In the event that any employee participates in an interruption of work in violation of this Article, the Company may discipline, up to and including discharge, the participating employee.

         The Company shall likewise not lockout employees during the term of this Agreement.


ARTICLE 38 - SUCCESSOR CLAUSE

         In the event of any change in the ownership of any of the facilities covered by this Agreement, by sale, assignment, transfer, lease, merger, consolidation or other change, the Company shall notify the Union within ten
(10) days prior to any such change, whenever possible. It is agreed that the purchaser, assignee, transferee, lessee, or other appropriately designated party, as the case may be, shall be fully bound by all of the terms and conditions of this Agreement.


ARTICLE 39 - TERM OF AGREEMENT

         The parties hereto acknowledge that during the negotiations which resulted in this Agreement, each had the unlimited right and opportunity to make demands and proposals with respect to any subject or matter not removed by law from the area of collective bargaining. Thus, the understandings and agreements arrived at by the parties after the exercise of such rights and opportunities are set forth in this Agreement, which document constitutes the entire Agreement between the parties and concludes collective bargaining for its term.

         Therefore, except as provided in this Agreement, the Company and the Union for the life of this Agreement each voluntarily and unqualifiedly waives the right, and agrees that the other shall not be obliged to bargain collectively with respect to any subject or matter referred to or covered in this Agreement or with respect to any subject or matter not specifically referred to or covered in this Agreement, even though such subject or matter may not have been within the knowledge or contemplation of either or both parties at the time that they negotiated or signed this Agreement.

         It is further understood by both parties that this Agreement supersedes any and all prior agreements, past practices, or understandings, either written or verbal, that are inconsistent with or in conflict with the terms of this Agreement.

         Should any part or provision of this Agreement be rendered or declared illegal or invalid by any decree of a court of competent jurisdiction or by decision of any authorized government agency, the remaining, unaffected parts (or provisions) of this Agreement shall not be affected thereby and shall remain in full force and effect. However, in such a contingency, the parties shall meet promptly and negotiate with respect to substitute provisions for those parts (or provisions) rendered or declared illegal or invalid.


ARTICLE 40 - DURATION OF AGREEMENT

         This Agreement shall become effective October 1, 1998, and shall continue in full force through September 30, 2002, and from year to year thereafter unless modified or terminated.

         Either party may amend, modify, or terminate this contract effective upon its expiration or any subsequent September 30, by giving notice in writing at least sixty (60) days prior to its expiration, or if no notice is given at such time on any subsequent September 30.

         The parties shall meet within thirty (30) days of receipt of said notice to negotiate a subsequent agreement. In the event written notice to amend, modify, or terminate the Agreement is served and no agreement is reached as a result of negotiations on or before the termination date, either party may, on or after such date, terminate this Agreement by serving upon the other a five (5) days' written notice of their intent to do so.

         IN WITNESS WHEREOF, the parties have, by their authorized representatives, affixed their signature to this Agreement at Flint, Michigan, this 2nd day of November, 1998.



FOR THE UAW                                         FOR WEYI (THE COMPANY)


/s/ John D. Richards                                /s/ Ronald Pulera
------------------------------                      ---------------------------
    John D. Richards                                    Ronald Pulera

/s/ David Mansell
------------------------------
    David Mansell

                                 ATTACHMENT "A"

JOB CLASSIFICATIONS

Clerical Department
--------------------
Receptionist
Secretarial, National, Local/Regional Sales Assistant
Traffic Clerk

Engineering Department
----------------------
Building Maintenance
Technician
Switcher/Operator

News Department
---------------
Chief News Photographer
Anchor
Sports Anchor
Weather Anchor
Assignment Editor
News Photographer
Photographer/Writer
Reporter
Reporter/News Break Anchor
Administrative Assistant

Production Department
----------------------
Clerical/Production Assistant
Film/Satellite Coordinator
Director
Audio Graphics
Artist/Production
Production Photographer
Production Camera Operator
Switcher/Director

Promotion Department
--------------------
Promotion Assistant

                                 ATTACHMENT "C"

                             COMPANY EXPENSE POLICY

         Employees who travel on company business shall be reimbursed for travel related expenses with the exception of expenditures of a personal nature. Reimbursable travel expenses include, but are not limited to: airfare, lodging, transportation, cabs, buses, trains, rental cars, meals, and gratuities associated with such travel. A travel advance, for up to $200, may be requested not less than 72 hours prior to the last normal business day prior to departure. Subsequent travel advances will not be issued unless the Prior cash advance has been properly reconciled. It is understood that when meals are provided by vendors during the travel period, that any additional meal expenses shall be paid for personally. Meeting registration fees or dues will be paid for by the Company only upon such attendance at such meetings is deemed reasonable by the Company. Once such fees are paid by the Company it is mutually agreed the assigned employee will attend all scheduled meeting sessions or forums.

                                 ATTACHMENT "B"

                                   JOB RATES

                                 Position                        August 1998            August 2000
                                 --------                        -----------            -----------
                 Receptionist                                     $ 7.75                  $ 8.00
                 Building Maintenance                               7.75                    8.00
                 Studio Camera Operator                             7.75                    8.00
                 Audio/Graphics                                     7.75                    8.00
                 Film/Sat Coordinator                               7.75                    8.00
                 Artist/Prod                                        8.00                    8.25
                 Traffic Clerk                                      7.75                    8.00
                 Sales Ass't Nat/Loc/Reg                            7.75                    8.00
                 Promotion Assistant                                7.75                    8.00
                 Photographer                                       8.00                    8.25
                 Creative Coordinator                               8.00                    8.25
                 Switcher/Operator                                  8.00                    8.25
                 Administrative Assistant (News)                    8.00                    8.25
                 Reporter                                           8.75                    9.10
                 Technician                                         8.35                    8.65
                 Director                                           8.50                    9.00
                 Reporter/Newsbreak Anchor                          9.10                    9.50
                 Assignment Editor                                  9.10                    9.50
                 Anchor                                            10.00                   10.50




The foregoing rates are effective after completion of the probationary period as set forth in Article 6 Section 3.